       Exhibit 99.4

STATEMENT OF CONTROLLER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 11-K for the year ended December 31, 2002 (the “Form 11-K”) of the Cardinal Financial Corp. 401(k) Plan (the “Plan”), I, Jennifer L. Deacon, Vice President and Controller of Cardinal Financial Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the Form 11-K fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 11-K fairly presents, in all material respects, the assets available for benefits and changes in assets available for benefits of the Plan on the modified cash basis of accounting.

Date:

June 30, 2003

By:

/s/ Jennifer L. Deacon

Jennifer L. Deacon

Vice President and

Controller

Cardinal Financial Corporation